Exhibit 3.65

FILED
92 DEC 28 AM 10:21
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION

THE UNDERSIGNED acting as Incorporator of a corporation under the Florida General Corporation Act hereby associate themselves together to form a corporation for profit and adopt the following Articles of Incorporation for such corporation.

ARTICLE I: Name

The name of this corporation is:

RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.

ARTICLE II: Duration

The period of its duration is parpetual unless dissolved by action of law.

ARTICLE III: Purpose

The purpose is to engage in any activities or business permitted under the loss of the United States and Florida.

ARTICLE IV: Capital Stock

The account of the total authorised stock of the corporation shall be 500 shares of common stock having a par value of $1.00 per share fully paid and non assessable. Stock my be issued by cash, proparty, laber services or good will, as may be determined by the Board of Directors. There will only be one class of stock, common stock, issued with full voting powers. No other class of stock will be issued. There will be no preceptive rights for any stockholder.

ARTICLE V: Initial Registered Office and Agent:

The name and address of the initial registered agent and office of this corporation are as follows:

VICKY DANTON	1419 S.E. 8th Terrace
Cape Coral, FL 33990

The mailing address and principal office of the corporation is the same.

ARTICLE VI: Initial Board of Directors

The corporation shall have five directors initially. The number of directors may be either decreased or increased from time to time by an amendment of the By-Laws of the corporation in the manner provided by law, but shall never be less than one.

The names and addresses of the initial director(s) of this corporation are:

Name	Address

DANIEL E. DOSORETZ, M.D.	3680 Broadway
Fort Myers FL 33901

HOWARD M. SHERIDAN, M.D.	3680 Broadway
Fort Myers, FL 33901

MICHAEL J. KACIN, M.D.	3680 Broadway
Fort Myers, FL 33901

PETER H. ELITZER, M.D.	3680 Broadway
Fort Myers, FL 33901

JAMES H. RUBENSTEIN, M.D.	3680 Broadway
Fort Myers, FL 33901

ARTICLE VII: Initial officers

Name	Address	Title-officer:

MICHAEL J. KATIN, M.D.	3680 Broadway	President
Fort Myers, FL 33901

DANIEL E. DOSORETZ, M.D.	3680 Broadway	Secretary
Fort Myers, FL 33901

DANIEL E. DOSORETZ, M.D.	3680 Broadway	Treasurer
Fort Myers, FL 33901

ARTICLE VIII: Incorporators

The name and address of the Incorporator signing these Articles of Incorporation are:

Name	Address

DANIEL E. DOSORETZ, M.D.	3680 Broadway
Fort Myers, FL 33901

ARTICLE IX: Indemnification

The corporation may be empowered to indemnify any officer or director or any former officer or director in the manner set out and pursuant to the provisions of Section 607.14 of the Florida Statutes, as amended.

ARTICLE X: Amendment of Articles

These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders and approved at a stockholders’ meeting by a majority of the stockholders.

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 21st day of December, 1992

/s/ Daniel E. Dosoretz
Daniel E. Dosoretz, M.D.
Incorporator

STATE OF FLORIDA

COUNTY OF LEE

HEPCRE ME, the undersigned authority personally appeared DANIEL E. DOSORETZ, M.D., who is personally known to me and did take an oath to me known to the person who executed the foregoing Articles of Incorporation, and he acknowledged to and before me that he executed such instrument.

IN WITNESS WHEREOF, I have Invesco set my hr i and seal this 21st day of December     , 1992.

/s/ MARIE KATCHIK
Notary Public
MARIE KATCHIK
(SEAL)

My Conclusion Expires:

1-30-93
NOTARY PUBLIC STATE OF FLORIDA
/s/ Authorized Signatory

FILED
92 DEC 28 AM 10:21
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

CERTIFICATE DESIGNING PLACE OF BUSINESS OR DONICILE FOR THE SERVICE OF PROCESS WITHIN FLORIDA, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

In compliance with Section 48.091, Florida Statutes, the following is submittted:

FIRST: That RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC., desiring to organise or qualify under the laws of the State of Florida with its principal place of boradnews at 1419 S.E. 8th Tarrace, the City of Cape Coral, State of Florida, has named VICKY DAFTON located at 1419 S.E. 8th Tarrace, Cap Coral, State of Florida, as its agent to accept service of process within Florida.

/s/ Authorized Signatory
Corporate Officer

Secretary/Treasurer
Title

December 21, 1992
Date

Having been named to accept service of process for the above stated corporation, at the place designated in the certificate, I hereby agree to act in this capacity, and I further agree to and comply with the provision of all statute relation to all proper and complete performance of my duties.

/s/ Authorized Signatory
Register Agent

December 21, 1992
Date

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
RADIATION THERAPY SCHOOL FOR
RADIATION THERAPY TECHNOLOGY, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its Articles of Incorporation.

FIRST:                                                           Amendments adopted:

RESOLVED, that Article V of the Corporation’s Articles of Incorporation is hereby amended to read as follows:

The registered agent and office of the Corporation shall David M. Koeninger, 2234 Colonial Boulevard, Fort Myers, Florida 33907.

SECOND:                                        The amendments were adopted on February 1, 2000.

THIRD:                                                   The amendments were approved by the Shareholders and the Board of Directors. The number of votes cast for the amendments was sufficient for approval.

Signed this 1st day of February, 2000.

By:	/s/ G. David Schiering
Name:	G. David Schiering
Title:	Asst Secretary

FILED
00 APR 25 AM 10:03

SECRETARY OF STATE
TALLAHASSES, FLORIDA

APPOINTMENT OF AGENT AND ACCEPTANCE

In compliance with Section 607.0501 of the Florida Statutes, the following is submitted:

First, that Radiation Therapy School for Radiation Therapy Technology, Inc., has named David M. Koeninger, at 2234 Colonial Boulevard, Fort Myers, Florida 33907, as its agent to accept service of process within Florida.

/s/ G. David Schiering
G. David Schiering
General Counsel and Assistant Secretary

Having been named to accept service of process for the above stated corporation, at the place designated in this certificate, I hereby acknowledge that I am familiar with and accept the obligations of this position, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

/s/ David M. Koeninger
David M. Koeninger

February 1, 2000